Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2021, in the Registration Statement on Form F-4 and the related prospectus of Taboola.com Ltd., with respect to the consolidated financial statements of Taboola.com Ltd.

May 20, 2021	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global